Exhibit 99.1

Press Release | For Distribution

Zix to Announce Fourth Quarter and Full-Year 2017 Results on February 22

DALLAS — January 16, 2018 — Zix Corporation (Zix), (Nasdaq: ZIXI), a leader in email security, will host a conference call and webcast to discuss the company’s financial results for the fourth quarter and full-year 2017 on Thursday, February 22, 2018, at 5:00 p.m. ET. Zix’s financial results will be available on its investor relations Web site at http://investor.zixcorp.com and announced in a press release after the close of NASDAQ market hours on February 22, 2018.

All interested parties are invited to hear Dave Wagner, Zix’s Chief Executive Officer, and Dave Rockvam, Zix’s Chief Financial Officer, review the company’s financial results, 2017 business highlights, priorities for 2018 and the potential financial impact of the recently enacted U.S. tax reform legislation.

This change in U.S. tax law (effective January 1, 2018) will impact Zix’s fourth quarter 2017 financial results as a result of a required re-measurement of our deferred tax asset to reflect the future effect of the lower corporate income tax rate. Although the re-measurement is not complete, Zix expects the reduction in the U.S. corporate income tax rate from 35% to 21% to result in a one-time, non-cash charge to our GAAP earnings to be between $13 million and $18 million. Over the long term, however, Zix expects the impact to be generally favorable. More information will be provided in the company’s February 22, 2018, press release and annual report on Form 10-K for the year ended December 31, 2017.

To access the conference call, please dial 1-855-853-6940 (U.S. toll-free) or 1-720-634-2906 (international) at least 15 minutes before the call. The access code is 7979588. Participants can access a live webcast of the conference call on Zix’s investor relations Web site. Please visit the Web site at least 15 minutes early to register, download and install any necessary audio software.

An audio replay will be offered for seven days, by dialing 1-855-859-2056 (U.S. toll-free) or 1-404-537-3406 (international) and entering the access code 7979588. An archive of the webcast will also be available on the Zix investor relations Web site.

About Zix Corporation

Zix Corporation (Zix) is a leader in email security. Trusted by the nation’s most influential institutions in healthcare, finance and government, Zix delivers a superior experience and easy-to-use solutions for email encryption and data loss prevention, advanced threat protection, archiving and bring your own device (BYOD) mobile security. Focusing on the protection of business communication, Zix enables its customers to better secure data and meet compliance needs. Zix is publicly traded on the Nasdaq Global Market under the symbol ZIXI. For more information, visit zixcorp.com.

www.zixcorp.com

Press Release | For Distribution

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about the potential impact of changes in US tax law on our financial results, the potential impact of the mandatory re-measurement of our deferred tax assets that has not yet been completed, and our expected future income tax rate, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Zix on the date this release was issued. Zix undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to market acceptance of new Zix solutions and how privacy and data security laws may affect demand for Zix email data protection solutions. Zix may not succeed in addressing these and other risks. Further information regarding factors that could affect Zix financial and other results can be found in the risk factors section of Zix’s most recent filing on Form 10-K with the Securities and Exchange Commission.

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Zix Company Contact Taylor Johnson (214) 370-2134 tjohnson@zixcorp.com	Zix Investor Contact Matt Glover and Najim Mostamand, CFA Liolios Group, Inc. (949) 574-3860 ZIXI@liolios.com

www.zixcorp.com